NO. 333 - 124404

      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 2005
                ________________________________________________
                ________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                               __________________

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                               __________________

                        PERMANENT FINANCING (NO. 8) PLC
           (Exact name of Registrant 1 as specified in its charter)
 35 GREAT ST. HELEN'S, LONDON EC3A 6AP, UNITED KINGDOM, (+44) (0)20 7398 6300 (Address and telephone number of Registrant 1's principal executive offices)
                             CT Corporation System
                               111 Eighth Avenue
                           New York, New York 10011
                                (212) 894-8600
     (Name, address and phone number of Registrant 1's agent for service)

                       PERMANENT FUNDING (NO. 1) LIMITED
           (Exact name of Registrant 2 as specified in its charter)
 35 GREAT ST. HELEN'S, LONDON EC3A 6AP, UNITED KINGDOM, (+44) (0)20 7398 6300
  (Address and telephone number of Registrant 2's principal executive offices)
                             CT Corporation System
                               111 Eighth Avenue
                           New York, New York 10011
                                (212) 894-8600
     (Name, address and phone number of Registrant 2's agent for service)

                      PERMANENT MORTGAGES TRUSTEE LIMITED
           (Exact name of Registrant 3 as specified in its charter)
        47 ESPLANADE, ST. HELIER, JERSEY JE1 0BD, (+44) (0)1534 510 924
 (Address and telephone number of Registrant 3's principal executive offices)
                             CT Corporation System
                               111 Eighth Avenue
                           New York, New York 10011
                                (212) 894-8600
     (Name, address and phone number of Registrant 3's agent for service)

                                  Copies to:


David Balai                      Christopher Bernard, Esq.        Robert Torch, Esq.
HBOS Treasury Services plc       Allen & Overy LLP                Sidley Austin Brown & Wood
33 Old Broad Street              One New Change                   Woolgate Exchange, 25 Basinghall Street
London EC2N 1HZ, United Kingdom  London EC4M 9QQ, United Kingdom  London EC2V 5HA, United Kingdom

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. {square}
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. {square}
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. {checked-box}
    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. {square}
                ________________________________________________
                ________________________________________________

This amendment is being filed for the purpose of amending certain exhibits.

      Explanatory Note: The Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to amend certain exhibits previously filed with the Registration Statement. Exhibit 1.1 (Underwriting Agreement), Exhibit 4.1 (Loan Confirmation Eighth Issuer Intercompany Loan Agreement), Exhibit 4.3 (Amended and Restated Mortgage Sale Agreement), Exhibit 4.4 (Eighth Issuer Deed of Charge), Exhibit 4.5 (Seventh Deed of Accession to the Amended and Restated Deed of Charge of Permanent Funding (No. 1) Limited), Exhibit 4.6 (Eighth Issuer Trust Deed), Exhibit 4.7 (Eighth Issuer Paying Agent and Agent Bank Agreement), Exhibit 4.9 (Eighth Issuer Cash Management Agreement), Exhibit 4.10 (Amended and Restated Servicing Agreement), Exhibit 4.11 (Eighth Issuer Post-Enforcement Call Option Agreement), Exhibit 4.12 (Eighth Issuer Bank Account Agreement), Exhibit 10.1 (Amended and Restated Funding 1 Liquidity Facility Agreement), Exhibit 10.2.1 (Series 1 Class A Dollar Currency Swap Agreement),
Exhibit 10.2.2 (Series  1  Class  B  Dollar  Currency  Swap Agreement), Exhibit
10.2.3 (Series 1 Class C Dollar Currency Swap Agreement), Exhibit 10.2.4 (Series 2 Class A Dollar Currency Swap Agreement), Exhibit 10.2.5 (Series 2 Class B Dollar Currency Swap Agreement), Exhibit 10.2.6 (Series 2 Class C Dollar Currency Swap Agreement), Exhibit 10.2.7 (Series 3 Class A Dollar Currency Swap Agreement), Exhibit 10.2.8 (Series 3 Class B Dollar Currency Swap Agreement), Exhibit 10.2.9 (Series 3 Class C Dollar Currency Swap Agreement),
Exhibit 10.3 (Amended and Restated Funding 1 Swap Agreement), Exhibit 10.4 (Eighth Start-up Loan Agreement), Exhibit 10.5.1 (Amended and Restated Master Definitions and Construction Schedule), Exhibit 10.5.2 (Eighth Issuer Master
Definitions and Construction Schedule) and Exhibit 10.6.1 (Eighth Issuer Corporate Services Agreement) are being filed to reflect amendments to these exhibits as previously filed.

                                    PART II


                  INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS
(A) FINANCIAL STATEMENTS:
    Financial statements for each of Permanent Financing (No. 8) PLC and Permanent Funding (No. 1) Limited are filed as part of this registration statement. There are no additional schedules to the financial statements.


(B)EXHIBITS:

                                                                                                                      SEQUENTIAL
EXHIBIT NO.DESCRIPTION OF EXHIBIT                                                                                    PAGE NUMBER
1.1        Underwriting Agreement
3.1.1      Memorandum and Articles of Association of Permanent Financing (No. 8) PLC(4)
3.1.2      Memorandum and Articles of Association of Permanent Funding (No. 1) Limited(1)
3.1.3      Memorandum and Articles of Association of Permanent Mortgages Trustee Limited(1)
4.1        Amended and Restated Intercompany Loan Terms and Conditions(2) and Loan Confirmation Eighth Issuer
           Intercompany Loan Agreement
4.2        Amended and Restated Mortgages Trust Deed(2)
4.3        Amended and Restated Mortgage Sale Agreement
4.4        Eighth Issuer Deed of Charge
4.5        Funding 1 Deed of Charge(1), First Supplemental Funding 1 Deed of Charge(2), Second Supplemental Funding 1
           Deed of Charge(3) and Seventh Deed of Accession to the Amended and Restated Deed of Charge of Permanent
           Funding (No. 1) Limited
4.6        Eighth Issuer Trust Deed
4.7        Eighth Issuer Paying Agent and Agent Bank Agreement
4.8        Amended and Restated Cash Management Agreement(3)
4.9        Eighth Issuer Cash Management Agreement
4.10       Amended and Restated Servicing Agreement
4.11       Eighth Issuer Post-Enforcement Call Option Agreement
4.12       Eighth Issuer Bank Account Agreement
5.1        Opinion of Allen & Overy LLP as to validity(4)
8.1        Opinion of Allen & Overy LLP as to US tax matters(4)
8.2        Opinion of Allen & Overy LLP as to UK tax matters(4)
8.3        Opinion of Mourant du Feu & Jeune as to Jersey tax Matters(4)
10.1       Amended and Restated Funding 1 Liquidity Facility Agreement
10.2.1     Series 1 Class A Dollar Currency Swap Agreement
10.2.2     Series 1 Class B Dollar Currency Swap Agreement
10.2.3     Series 1 Class C Dollar Currency Swap Agreement
10.2.4     Series 2 Class A Dollar Currency Swap Agreement
10.2.5     Series 2 Class B Dollar Currency Swap Agreement
10.2.6     Series 2 Class C Dollar Currency Swap Agreement
10.2.7     Series 3 Class A Dollar Currency Swap Agreement
10.2.8     Series 3 Class B Dollar Currency Swap Agreement
10.2.9     Series 3 Class C Dollar Currency Swap Agreement
10.3       Amended and Restated Funding 1 Swap Agreement
10.4       Eighth Start-up Loan Agreement
10.5.1     Amended and Restated Master Definitions and Construction Schedule




10.5.2     Eighth Issuer Master Definitions and Construction Schedule
10.6.1     Eighth Issuer Corporate Services Agreement
10.6.2     Form of Mortgages Trustee Corporate Services Agreement(1)
10.6.3     Form of Funding 1 Corporate Services Agreement(1)
23.1       Consent of Allen & Overy (included in Exhibits 5.1, 8.1 and 8.2)(4)
23.2       Consent of Mourant du Feu & Jeune (included in Exhibit 8.3)(4)
23.3       Consent of auditors(4)
24.1       Power of Attorney(4)
25.1       Statement of Eligibility of Trustee (Form T-1)(4)

(1) Incorporated by reference from the Form S-11 filed by Permanent Financing (No. 1) PLC (File No. 333-88874) which became effective on June 11, 2002.
(2) Incorporated by reference from the Form S-11 filed by Permanent Financing (No. 7) PLC (File No. 333-122182) which became effective on March 15, 2005 .
(3) Incorporated by reference from the Form S-11 filed by Permanent Financing (No. 4) PLC (File No. 333-111850) which became effective on March 1, 2004.
(4) Previously filed.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorised, in the city of London, on July 25, 2005.


PERMANENT FINANCING (NO. 8) PLC


By:/s/ David Balai
   -------------------------------

Name:  SFM Directors Limited by
       its authorized person
       Jonathan Keighley for and
       on its behalf *

Title: Director


PERMANENT FUNDING (NO. 1) LIMITED

By:/s/ David Balai
   -------------------------------

Name:  SFM Directors Limited by
       its authorized person
       Jonathan Keighley for and
       on its behalf *

Title: Director


PERMANENT MORTGAGES TRUSTEE LIMITED

By:/s/ David Balai
   -------------------------------

Name:  Michael George Best *

Title: Director


* By:  David Balai
 Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated below.

PERMANENT FINANCING (NO. 8) PLC

SIGNATURE                                               TITLE                                 DATE
----------------------------------------------          -------------------------------       -------------
By:    /s/ David Balai
       ---------------------------------------
Name:  SFM Directors Limited by its authorized          Director                              7/25/05
       person Jonathan Keighley for and on its
       behalf *

By:   /s/ David Balai
      ----------------------------------------
Name: SFM Directors (No. 2) Limited by its              Director                              7/25/05
      authorized person Robert Berry for and
      on its behalf *

By:   /s/ David Balai
      ----------------------------------------
Name: David Balai                                       Director                               7/25/05


PERMANENT FUNDING (NO. 1) LIMITED

SIGNATURE                                               TITLE                                 DATE
----------------------------------------------          -------------------------------       -------------
By:   /s/ David Balai
      ----------------------------------------
Name: SFM Directors Limited by its authorized           Director                              7/25/05
      person Jonathan Keighley for and on its
      behalf *

By:   /s/ David Balai
      ----------------------------------------
Name: SFM Directors (No. 2) Limited by its              Director                              7/25/05
      authorized person Robert Berry for and
      on its behalf *

By:   /s/ David Balai
      ----------------------------------------
Name: David Balai                                       Director                              7/25/05

* By:  David Balai
       Attorney-in-fact

PERMANENT MORTGAGES TRUSTEE LIMITED

SIGNATURE                                               TITLE                                 DATE
----------------------------------------------          -------------------------------       -------------
By:   /s/ David Balai
      ----------------------------------------
Name: Michael George Best *                             Director                              7/25/05

By:   /s/ David Balai
      ----------------------------------------
Name: Elizabeth Ann Mills *                             Alternate Director                    7/25/05

By:   /s/ David Balai
      ----------------------------------------
Name: David Balai                                       Director                              7/25/05

* By:  David Balai
       Attorney-in-fact

                   SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                        PERMANENT FINANCING (NO. 8) PLC

    Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Permanent Financing (No.
8) PLC, has signed this registration statement or amendment thereto in New York, New York on July 25, 2005.


By: /s/ Donald J. Puglisi
    --------------------------------------------

Name:  Donald J. Puglisi
       -----------------------------------------

Office: Authorized Representative in the United
        States
        ----------------------------------------








                   SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                       PERMANENT FUNDING (NO. 1) LIMITED

    Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Permanent Funding (No.
1) Limited, has signed this registration statement or amendment thereto in New York, New York on July 25, 2005.

By: /s/ Donald J. Puglisi
    --------------------------------------------

Name:  Donald J. Puglisi
       -----------------------------------------

Office: Authorized Representative in the United
        States
        ----------------------------------------






                   SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                      PERMANENT MORTGAGES TRUSTEE LIMITED

    Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Permanent Mortgages Trustee Limited, has signed this registration statement or amendment thereto in New York, New York on July 25, 2005.

By: /s/ Donald J. Puglisi
    --------------------------------------------

Name:  Donald J. Puglisi
       -----------------------------------------

Office: Authorized Representative in the United
        States
        ----------------------------------------